UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

NEXT GENERATION MEDIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-33039	88-0169543
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7516 G Fullerton Road, Springfield, Virginia 22153
 (Address of principal executive offices) (Zip Code)

(703) 644-0200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

On April 16, 2010, Next Generation Media Corp. (the “Registrant”) entered into an Assignment and Assumption Agreement with Knox County Minerals, LLC (“Knox County”), under which the Registrant acquired Knox County’s interest in a Real Estate Purchase Option (the “Purchase Option”) dated March 25, 2010 by and between Knox County and James R. Golden and John C. Slusher (the “Sellers”).

In consideration for the Purchase Option, the Registrant has the right to purchase the oil and gas mineral rights under 6,615 acres of land in Knox County, Kentucky for $1,575,000, less $100,000 paid by Knox County upon execution of the Purchase Option and less any amounts paid to extend the time to exercise the Purchase Option.  The Purchase Option must be exercised within 120 days after March 25, 2010, provided that it may be extended for up to four thirty (30) day periods upon payment to the Sellers of $25,000.  Closing under the Purchase Option must occur twenty-five (25) days after the date Registrant gives the Sellers notice of its intent to exercise the Purchase Option.  In addition, ad valorem property taxes will be prorated as of the date of closing.

In consideration for the assignment of the Purchase Option, the Registrant agreed to pay Knox County (a) $600,000 in the form of a promissory note secured by the property, (b) a 9% overriding royalty interest in all gross gas that is produced from the property, and (c) conveyance of a parcel containing 1,100 acres in the event the Purchase Option is exercised.  The promissory note will be secured by the property acquired upon exercise of the Purchase Option, provides for interest at the rate of 6% per annum, and all principal and interest is payable in full sixty (60) months from the date of the note, or April 16, 2015.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

In the first quarter of 2010, the Registrant terminated operations at its United Marketing Solutions, Inc. (“United”) subsidiary as a result of continued operating losses, and litigation with its franchisees and vendors, as disclosed in its Form 10-K for the year ended December 31, 2009.  On May 4, 2010, the Registrant conveyed its interest in United to Direct Mail Group, LLC for $10.  At the time of the conveyance, United had no active business and had lawsuits, judgments and other liabilities in excess of its assets.  Direct Mail Group, LLC is owned by Darryl Reed, our chief executive officer.

On May 4, 2010, United conveyed to the Registrant its 35% interest in Dynatech, LLC, which owns a commercial property located at 7644 Dynatech Court, Springfield, Virginia 22135 (the “Property”).  The Property was subject to a first mortgage of $3,700,000 and was recently appraised at $5,000,000.  United had previously borrowed $500,000 from Virginia Commerce Bank, and Dynatech, LLC had allowed United to secure the loan with a second mortgage against the Property.  As a result of the loan United no longer had any equity in Dynatech, LLC.  In the transaction, the Registrant paid United $10, and agreed to indemnify and hold harmless United against any claim or liability under the Virginia Commerce Bank loan.

Item 2.06 – Material Impairments

As a result of the Registrant’s decision to terminate operations at United in the first quarter of 2010, the Registrant has determined that all assets owned by United are impaired.  The Registrant is unable at this time to estimate the amount of the impairment.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 12, 2010, the Registrant issued 7,000,000 shares of common stock Darryl Reed for $35,000, or $0.005 per share, which was the market price on the date of issuance.  Mr. Reed is our chairman and chief executive officer.  Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.  The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

On May 4, 2010, the Registrant appointed Joel Sens to the board of directors.  Mr. Sens was also appointed Secretary and Treasurer of the Registrant.  Mr. Sens (age 45) is an entrepreneur who has successfully done acquisitions and mergers across a wide range of industries.  From March 1997 until September 2003, he was a founder and principal shareholder of Next Generation Media Corp., a publicly held media holding company.  From September 2003 until the present, Mr. Sens has been the President of Seawright Holdings, Inc.  Seawright Holdings, Inc’s common stock is registered under Section 12 of the Securities Exchange Act of 1934, and is traded on the Pink Sheets (SWRI.PK).   Mr. Sens does not own any shares of the Registrant.  Mr. Sens owns Knox County Minerals, LLC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2010, the Registrant’s board of directors amended Section 3.16 of its Bylaws to reduce from 66 2/3% to 50% the percentage of shares that are required to approve a corporate act by consent without a shareholder’s meeting.

On May 4, 2010, the Registrant’s board of directors approved resolutions to effect a 1 for 1,000 reverse stock split of the Registrant’s common stock.  The reverse split will be effective May 18, 2010.  In lieu of issuing fractional shares resulting from the split, the Registrant will pay cash equal to $18.50 per share to each shareholder that would have received less than one share as a result of the reverse split, and rounded up all other fractional shares to the next whole number.  The Registrant’s principal purpose in effecting a large reverse split was to eliminate many small shareholders to reduce future administrative costs.  As a result of the reverse split, the Registrant estimates it will cancel 32,202 pre-split shares and eliminate 586 shareholders, which will leave the Registrant with 149 total shareholders.  The purchase price for the fractional shares is equal to the last trading price of the common stock as the date the Registrant approved the reverse split, adjusted for the 1 for 1,000 reverse split.

On May 6, 2010, the Registrant’s board of directors passed resolutions to amend its Articles of Incorporation to (1) change the Registrant’s name to “Next Generation Energy Corp.” and (2) increase the authorized shares of common stock back to 50,000,000 shares from the 50,000 shares that will result from the reverse split described above.  The Amendments will be effective promptly after the Registrant’s compliance with Section 14(c) of the Securities Exchange Act of 1934.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Change filed May 5, 2010

3.2	Amendment to Bylaws

10.1	Assignment and Assumption Agreement dated April 16, 2010 by and between Knox County Minerals, LLC and Next Generation Media Corp.

10.2	Real Estate Purchase Option dated March 25, 2010 by and among James R. Golden and John C. Slusher, as Seller, and Knox County Minerals, LLC, as Buyer

10.3	Promissory Note dated April 16, 2010 between Next Generation Media Corp. and Knox County Minerals, LLC

10.4	Real Estate Mortgage dated April 16, 2010 between Next Generation Media Corp. and Knox County Minerals, LLC

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MEDIA CORP.

Date: May 7, 2010	/s/ Darryl Reed

By: Darryl Reed, Chief Executive Officer

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